Exhibit 32.1

CERTIFICATION OF
PRINCIPAL EXECUTIVE OFFICER
AND PRINCIPAL FINANCIAL OFFICER
PURSUANT TO 18 U.S.C. SECTION 1350

In connection with the accompanying quarterly report on Form 10-Q of Tucana Lithium Corp. (the “Company”) for the quarter ending November 30, 2012, I, Jordan Starkman, President and Secretary of the Company hereby certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to section 906 of the Sarbanes-Oxley Act of 2002, to the best of my knowledge and belief, that:

1.	Such quarterly report of Form 10-Q for the quarter ending November 30, 2012, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.
The information contained in such quarterly report of Form 10-Q for the quarter ending November 30, 2012, fairly represents in all material respects, the financial condition and results of operations of the Company.

TUCANA LITHIUM CORP.

January 18, 2013	By:	/s/ Jordan Starkman
Jordan Starkman President and Secretary (Principal Executive Officer and Principal Financial Officer)